September 28, 2018

Dear Diana:

We are pleased to offer you the role of interim Chief Financial Officer, reporting to Chris Benjamin, Chief Executive Officer. Your title will be interim Executive Vice President, Finance until you assume the interim CFO role after our current CFO’s last day (which is currently anticipated to be November 15, 2018).

Your salary will be $50,000 per month which, when annualized, is $600,000 per year, plus reasonable travel expenses between Los Angeles and Honolulu and accommodation expenses in Honolulu. Your interim role with us will commence on a mutually agreeable date and shall not exceed a period of six months, with a one-time possible extension of no more than ninety days.

You will be eligible, on the appropriate dates following commencement of your interim role, to participate in the Company’s benefit plans, which will be described in detail under separate cover.

This offer is contingent upon the following:

a.	Your satisfactorily passing a drug screen, which will be arranged by the Company, to be administered within 48 hours of accepting our offer.

b.	Reference and background checks satisfactory to the Company.

c.	Your ability to provide satisfactory documentary proof of your identity and right to work in the United States on your first day of employment.

d.	Return of the copy enclosed with this letter, signed by you without modification, to my attention no later than close of business on October 3, 2018 at which time this offer will expire.

Your interim role will be at-will, which means your role is for no definite period of time and that either you or the Company may terminate your role at-will, at any time, with or without reason. No communication, whether written or oral, shall supersede, or alter, the at-will status of your role, unless authorized in writing by the Chief Executive Officer of A&B.

This position is exempt from minimum wage and overtime requirements of the Fair Labor Standards Act and State law, and is not eligible for overtime compensation.

To accept this offer, please sign and date the enclosed duplicate.

I am confident you will contribute significantly to the Company’s success and will find your work with the Company both challenging and rewarding. I look forward to working with you.

Very truly yours,

/s/ Son-Jai Paik
Son-Jai Paik
Senior Vice President, Human Resources

Accepted:

/s/ Diana Laing__________________ 10/1/2018____________________
Diana Laing                    Date